EXHIBIT 11
                          Independent Auditors' Consent

To Board of Directors
Sit Mutual Funds, Inc.
Sit Large Cap Growth Fund, Inc.
Sit Mid Cap Growth Fund, Inc.


We consent to the use of our report dated August 15, 1997 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Sub-custodian; Counsel; Accountants" in Part B of the Registration Statement.



                                                 /s/ KPMG Peat Marwick LLP

                                                 KPMG Peat Marwick LLP
Minneapolis, Minnesota
August 29, 1997